Exhibit 10.29.2

DYNEX CAPITAL, INC. (a Virginia corporation)

AMENDMENT NO. 2 TO

EQUITY DISTRIBUTION AGREEMENT

August 4, 2020

Ladenburg Thalmann & Co. Inc.

277 Park Avenue, 26th Floor

New York, New York 10172

JonesTrading Institutional Services LLC

757 Third Avenue, 23rd Floor

New York, NY 10017

Ladies and Gentlemen:

This Amendment No. 2, dated August 4, 2020 (the "Amendment"), is to the Equity Distribution Agreement, dated November 21, 2016, as amended, the "Equity Distribution Agreement"), by and among Dynex Capital, Inc., a Virginia corporation (the "Company"), Ladenburg Thalmann & Co. Inc. ("Ladenburg"), and JonesTrading Institutional Services LLC ("JonesTrading", together with Ladenburg, the "Agents").

WHEREAS, the Company has sold an aggregate of $54,586,751 of Preferred Stock pursuant to the Equity Distribution Agreement prior to the date hereof under the Company's registration statements on Form S-3 (333-200859 and 333-222354); and

WHEREAS, the Company, Ladenburg and JonesTrading desire to amend the Equity Distribution Agreement to increase the Maximum Amount (as defined in the Equity Distribution Agreement) from $83,099,644 to $104,586,751, to remove from the shares to be issued and sold under the Equity Distribution Agreement shares of the Company's 8.50% Series A Cumulative Redeemable Preferred Stock, and to add to the shares to be issued and sold under the Equity Distribution Agreement shares of the Company's 6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:

1.Amendments. Commencing as of the date hereof:

(A)Section 1 of the Equity Distribution Agreement shall be deleted in its entirety and replaced with the following:

1

"The Company proposes to issue and sell through or to the Agents, as sales agents and/or principals, up to an aggregate value of $104,586,751 (the "Maximum Amount") (subject to Section 3(d)) of shares of the Company's 7.625% Series B Cumulative Redeemable Preferred Stock (the "Series B Shares"), par value $0.01 per share (the "Series B Preferred Stock"), and/or shares of the Company's 6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the "Series C Shares" and, together with the Series B Shares, the "Shares"), par value $0.01 per share (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Preferred Stock"), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. Such Maximum Amount includes an aggregate of $54,586,751 of Preferred Stock the Company has sold pursuant to the Equity Distribution Agreement prior to the date hereof under the Company's registration statements on Form S-3 (333-200859 and 333-222354). For purposes of selling the Shares through the Agents, the Company hereby appoints each Agent as an agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Agent agrees to use its commercially reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to the Agents as principals, it will enter into a separate agreement (each, a "Terms Agreement") in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof. Notwithstanding anything to the contrary in this Agreement, in no event shall the Company sell more than 4,750,000 Series B Shares or 2,140,000 Series C Shares pursuant to this Agreement, which includes an aggregate of 2,238,330 Series B Shares sold prior to August 4, 2020 under the Company's registration statements on Form S-3 (333-200859 and 333-222354)."

; and

(B)As of the date of this Amendment, all references in the Equity Distribution Agreement to "the Series A Preferred Stock or the Series B Preferred Stock" shall be revised to "the Series B Preferred Stock or the Series C Preferred Stock" and all references to "the Series A Shares and/or the Series B Shares" shall be revised to "the Series B Shares and/or the Series C Shares".

2.No Other Amendments; Consent. Except as set forth above, no other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all Exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

3.Capitalized Terms. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Equity Distribution Agreement.

4.Execution of Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser and the Agents.

Very truly yours,

DYNEX CAPITAL, INC.

By: /s/ Stephen J. Benedetti

Name: Stephen J. Benedetti

Title: Executive Vice President, Chief Financial

Officer and Chief Operating Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

LADENBURG THALMANN & CO. INC.

By:	/s/ Steven Kaplan

Name: Steve Kaplan

Title: Head of Capital Markets

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Burke Cook

Name: Burke Cook

Title: General Counsel

[Signature page to Amendment No. 2 to Equity Distribution Agreement]